Exhibit 3

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.

Date: November 9, 2017

CONSTANTIA FLEXIBLES HOLDING GMBH

/s/ Martin Schneeweiss Name: Martin Schneeweiss
Title: Attorney in Fact

CONSTANTIA LUX S.À R.L.

By:	/s/ Charles Krombach
Name: Charles Krombach
Title: Authorized Signatory

By:	/s/ Jean-Yves Hémery
Name: Jean-Yves Hémery
Title: Authorized Signatory

CONSTANTIA LUX PARENT S.A.

By:	/s/ Charles Krombach
Name: Charles Krombach
Title: Authorized Signatory

By:	/s/ Jean-Yves Hémery
Name: Jean-Yves Hémery
Title: Authorized Signatory

WENDEL SE

By:	/s/ Caroline Bertin Delacour
Name: Caroline Bertin Delacour
Title: Authorized Signatory

WENDEL PARTICIPATIONS SE

By:	/s/ François de Wendel
Name: François de Wendel
Title: Authorized Signatory